EXHIBIT 10.3

                                    AGREEMENT

         AGREEMENT MADE and effective as of the First day of June, 1995 by and between THE QUIGLEY CORPORATION, a Nevada corporation with its principal office at Landmark Building, 10 South Clinton Street, Doylestown, Pennsylvania, 18901 (hereinafter "Employer"), and GUY J. QUIGLEY residing at 301 Dorset Court, Doylestown, Pennsylvania, 18901 (hereinafter "Executive").

         WHEREAS, Employer is in the business of developing and marketing health related and/or various other consumer products for sale in the commercial marketplace, television, mail order and network marketing; and

         WHEREAS, Employer desires to assure the services of Executive for the period in this Agreement and Executive is willing to serve in the employ of Employer on a full-time basis for said period upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. Employer agrees to employ Executive and Executive agrees to enter employ of the Employer for the period stated in Paragraph "3" hereof and upon the other terms and conditions set forth herein.

         2. POSITION AND RESPONSIBILITIES. During the period of his employment hereunder, Executive agrees to serve as the President and/or Chief Officer and/or Chairman of the Board of the Employer and to be responsible for the general management of the business affairs of the Company, reporting directly to the Board of Directors of the Employer ("the Board").

         3. TERM OF EMPLOYMENT. The period of Executive's employment under this Agreement shall be deemed to have commenced as of June 1st; 1995, and shall continue for a period of ten (1 0) years until May 31st; 2005, and thereafter from year to year as mutually agreed upon.

         4. DUTIES. During the period of his employment hereunder and except for illness, vacation periods and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that the foregoing shall not be construed to prevent Executive from acting as a Director or Counsel of any other non-competing corporation or entity when such activity does not materially affect the performance of Executive's duties to this Agreement.

         5.1 COMPENSATION. Employer shall pay Executive as compensation for his services hereunder, during the first year of

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this  Agreement,  (i) a minimum  base salary of  $125,000.00  per year,  payable weekly, or bi-weekly and (ii) such bonus or additional compensation as may be awarded to Executive from time to time by the Board or by a committee designated by the Board. Additionally, Executive shall be entitled to four (4) weeks paid vacation per year. For each subsequent year of this Agreement, Executive's base salary shall increase each year on January 1 by the lesser of (i) 20% of the preceding year's base salary, or (ii) 2% of the increase in gross revenues of the Employer over the gross revenues of the preceding calendar year. In either event, the increase in base salary shall be payable as additional compensation in two (2) equal installments, on March 1st; and September 1st; of each year, or alternatively on a monthly basis.

         5.2 ROYALTY COMPENSATION. Employer shall pay Executive an independent monthly "founders" royalty in keeping with the existing agreement duly signed with the product developers and patent holders (Godfrey et.al.), for the Exclusive Worldwide Rights of the Employer's cold therapy products, as was negotiated by the Executive on behalf of the Employer. The royalty payable shall be 5% (five per cent) of the Gross sales secured by the Employer, after outward shipping costs and sales Broker fees have been deducted and shall be for a period of ten (10) years from the date of this agreement.

         5.3 NETWORK MARKETING COMPENSATION. Executive shall design and execute a network marketing program on behalf of the Employer and shall be entitled to be the "founder" of such program, with the top level position held in reserve for the Executive. The Executive shall be entitled to share this position with any person and/or entity the Executive deems suitable for the expansion and benefit of the Employer.

         6. REIMBURSEMENT OF EXPENSES. Employer shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performance of his obligations under this Agreement. Employer further agrees to provide and pay for a telephone line at Executive's residence to be utilized by Executive for the business purposes of the Employer.

         7. BENEFITS. Employer shall provide to Executive the following additional benefits: (i) health and dental insurance for Executive and his family members at least equivalent to the executive level program offered by Blue Cross/Blue Shield, (ii) a term life insurance policy of $ 1,000,000 on Executive's life with a beneficiary to be named by Executive, (iii) an automobile owned or leased and maintained by the Company, plus fuel for business purposes, insurance, tolls and parking and (iv) such profit sharing, stock option, or retirement plans as may be adopted or offered to any employee by the Employer or the Owner at any time during the term of this Agreement.


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         8.  DISABILITY   BENEFITS.   As  used  in  this  Agreement,   the  term
"disability" shall mean the total and complete inability of the Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Employer and the Executive. With the exception of Clauses 5.2 and 5.3, which cannot be revoked, in the event of such disability, the Employer shall continue to pay Executive the compensation set forth in Paragraph "5" hereof during the period of such disability; provided, however, that in the event the Executive is disabled for a continuous period in excess of eighteen calendar months, the Employer may, at its election, terminate this agreement in which event Executive shall be entitled to a lump-sum termination payment of $250,000.

         9. PAYMENTS PAYABLE UPON DEATH. With the exception of Clauses 5.2 and 5.3, which will continue to exist and will automatically be passed to the Executive's beneficiaries, in the event of the death of Executive during the term of this Agreement, all other compensation and benefits required to be paid hereunder shall continue to be paid for a period of twelve (12) months to the wife or dependent(s) of Executive, if surviving.

         10.(a) TERMINATION AND EXTENSION. This Agreement may not be terminated during its term by the Employer for any reason other than a material breach by the Executive of the terms of this Agreement. Upon its expiration, this Agreement shall be automatically renewed for additional one-year periods unless Employer shall provide Executive with written Notice of Intent not to renew this Agreement not less than three (3) months prior to the expiration of the initial term or any extension term thereof.

         10.(b) SEVERANCE. For whatever reason the Employer shall buy out the remaining value of this contract, it shall pay to the Executive two years base compensation, determined at the rate of the Executive's base rate, plus any bonus plan payments that would have been accrued had the Executive remained as an employee of the Employer. This provision applies regardless of the fact that the Executive obtains new employment and such earning are not mitigated against the remaining and severance values of this contract.

         11. NOTICES. All notices, demands or communications hereunder shall be in writing and unless otherwise provided, shall be deemed to have been duly given on the first business day after United States mailing by certified mail, return receipt requested, addressed to the parties at such address as they shall advise from time to time.

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         12. AMENDMENT. No modification,  waiver, amendment or discharge of this
Agreement shall be valid unless the same is in writing and signed by each party hereto.

         13.   SURVIVAL.   The   representations,   warranties,   covenants  and
indemnifications contained herein shall survive the execution hereof and shall be effective regardless of the expiration or termination hereof.

         14. ENFORCEMENT. Severability. It is the desire and the intent of the parties hereto that the provisions of this Agreement hereof be enforced to the fullest extent permissible under the laws and public policy of the jurisdictions in which enforcement is sought. Accordingly, if any particular portion or provision of this Agreement shall be adjudicated to be invalid or unenforceable, the remaining portion or such provision or the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

         15. ASSIGNABILITY. Employee and the Executive agree that this Agreement may be assigned to a corporation controlled by the Executive.

         16. GOVERNING LAW AND VENUE. This Agreement shall be construed in accordance with the laws of the State of Pennsylvania and any proceeding arising between the Parties in any matter pertaining or relating to this Agreement shall be held or brought in the Supreme Court of the State of Pennsylvania in and for the County of Bucks.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the First day of June, 1995:


                                         /S/ CHARLES PHILLIPS
                                         ------------------------------
                                         By:  THE QUIGLEY CORPORATION


                                         /S/ CHARLES J. QUIGLEY
                                         ------------------------------
                                         By:  EMPLOYEE

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                               Charles A. Phillips
                               35 Swamp Creek Road
                                Erwinna, PA 18920







December 1, 1996

Guy Quigley
c/o The Quigley Corporation
Landmark Building
10 South Clinton Street
Doylestown, PA 18901


Dear Guy,

         As we have commenced to receive royalty payments, and you verbally agreed to pass to me, 25% of the royalties you may receive from the company, could you execute the following. Please have said royalty paid directly to me, from The Quigley Corporation, rather than paid by you personally.

         Your attention in this matter will be greatly appreciated.

Sincerely yours,

/S/ CHARLES PHILLIPS
--------------------
Charles A. Phillips